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                                                                    EXHIBIT 3.2

                            PHOENIX TECHNOLOGIES LTD.

                                     BY-LAWS
                      (as amended through February 6, 1995)


                                    ARTICLE I

                             MEETING OF STOCKHOLDERS

     Section 1. PLACE OF MEETINGS. All meetings of the stockholders shall be held at such place within or without the State of Delaware as may be fixed from time to time by the board of directors or the chief executive officer, or if not so designated, at the registered office of the corporation.

     Section 2. ANNUAL MEETING. An annual meeting of stockholders shall be held at such date, time and place, either within or without the State of Delaware, as the Board of Directors shall each year fix. At such annual meeting, the stockholders shall elect by a plurality vote directors to succeed those whose terms expire and shall transact such other business as may properly be brought before the meeting.

     Section 3. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, may, unless otherwise prescribed by statute or by the certificate of incorporation, be called by the board of directors or the chief executive officer and shall be called by the chief executive officer or secretary at the request in writing of a majority of the board of directors. Such request shall state the purposes or purposes of the proposed meeting. Business transacted at any special meeting shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

     Section 4. NOTICE OF MEETINGS. Except as otherwise provided by law, written notice of each meeting of stockholders, annual or special, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten or more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

     Section 5. VOTING LIST. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or town where the meeting is to be


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held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 6. QUORUM. the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute, the certificate of incorporation or these by-laws; provided that where a separate vote by a class or classes is required on any matter the holders of a majority of the issued and outstanding shares of such class entitled to vote thereon, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that matter.

     Section 7. ADJOURNMENTS. Any meeting of stockholders may be adjourned from time to time to any other time and to any other place at which a meeting of stockholders may be held under these by-laws, which time and place shall be announced at the meeting, by a majority of the stockholders present in person or represented by proxy at the meeting and entitled to vote, though less than a quorum, or, if no stockholder is present or represented by proxy, by any officer entitled to preside at or to act as secretary of such meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 8. ACTION AT MEETINGS. When a quorum is present at any meeting, in all matters other than the election of directors the vote of the holders of a majority of the stock present in person or represented by proxy and entitled to vote on the question shall decide any question brought before such meeting, unless the question is one upon which by express provision of law, the certificate of incorporation or these by-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question, and directors shall be elected by the vote of holders of a plurality of the shares present in person or represented by proxy and entitled to vote on the election of directors; provided that where a separate vote by class or classes is required, the vote of the holders of a majority of the shares of such class or classes present in person or represented by proxy and entitled to vote on the question shall be the act of such class.

     Section 9. VOTING AND PROXIES. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of the capital stock having voting power held of record by such stockholder. Each stockholder entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may authorize another


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person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

     Section 10. ACTION WITHOUT MEETING. Until the consummation of the first public offering of stock of the corporation pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the date of signature of each stockholder who signs the consent, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in Delaware, to its principal place of business, or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded within sixty days of the earliest dated consent so delivered. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

     Section 11. PROCEDURES FOR INTRODUCING BUSINESS AT STOCKHOLDER MEETINGS, ETC. After the consummation of the first public offering of stock of the corporation pursuant to a registration statement declared effective under the Securities Act of 1933, as amended: Except as otherwise provided by law, at any annual or special meeting of stockholders only such business shall be conducted as shall have been properly brought before the meeting. In order to be properly brought before the meeting, such business must have been either (A) specified in the written notice of the meeting (or any supplement thereto) given to stockholders of record on the record date for such meeting by or at the direction of the board of directors or the chief executive officer, (B) brought before the meeting at the direction of the board of directors or the chairman of the meeting or (C) specified in a written notice given by or on behalf of a stockholder or record on the record date for such meeting entitled to vote thereat or a duly authorized proxy for such stockholder, in accordance with all of the following requirements. A notice referred to in clause (C) hereof must be delivered personally to or mailed to and received at the principal executive office of the corporation, addressed to the attention of the secretary, not more than ten (10) days after the date of the initial notice referred to in clause
(A) hereof, in the case of business to be brought before a special meeting of stockholders, and not less than thirty (30) days prior to the first anniversary date of the initial notice referred to in clause (A) hereof to the previous year's annual meeting, in the case of business to be brought before an annual meeting of stockholders, provided, however, that such notice shall not be required to be given more than fifty (50) days prior to an annual meeting of stockholders. Such notice referred to in clause (C) hereof shall set forth (i) a full description of each such item of business proposed to be brought before the meeting, (ii) the name and address of the person proposing to bring such business before the meeting, (iii) the class and number of shares held of record, held beneficially and represented by


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proxy by such person as of the record date for the meeting (if such date has then been made publicly available) and as of the date of such notice, (iv) if any item of such business involves a nomination for director, all information regarding each such nominee that would be required to be set forth in a definitive proxy statement filed with the Securities and Exchange Commission pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, or any successor thereto, and the written consent of each such nominee to serve if elected, and (v) all other information that would be required to be filed with the Securities and Exchange Commission if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to Section 14 of the Securities Exchange Act of 1934, as amended, or any successor thereto. No business shall be brought before any meeting of stockholders of the corporation otherwise than as provided in this section.

     Notwithstanding the foregoing provisions, the board of directors shall not be obligated to include information as to any nominee for director in any proxy statement or other communication sent to stockholders.

     The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that any proposed item of business was not brought before the meeting in accordance with the foregoing procedure and, if he should so determine, he shall so declare to the meeting and the defective item of business shall be disregarded.

     In advance of any meeting of stockholders, the board of directors may appoint judges of election, who need not be stockholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the chairman of any such meeting may and, on the request of any stockholder or his proxy shall, make such appointment at the meeting. The number of judges shall be one or three as shall be determined by the board of directors, except that, if appointed at the meeting on the request of one or more stockholders or proxies, the holders of a majority of the shares of the corporation present and entitled to vote shall determine whether one or three judges are to be appointed. No person who is a candidate for office shall act as a judge.

     In case any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the board of directors in advance of the convening of the meeting or at the meeting by the officer or person acting as chairman.

     The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result, and do such other acts as may be proper to conduct the election or vote with fairness to all stockholders. The judges of election shall perform their duties impartially, in good faith, to the best of their ability, and as expeditiously as is practical. If there be three judges of election, the decision, act


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or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

     On request of the chairman of the meeting or of any stockholder or his proxy, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.


                                   ARTICLE II

                                    DIRECTORS

     Section 1. RESIGNATION. Any director may resign at any time upon written notice to the corporation at its principal place of business or to the chief executive officer or secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     Section 2. GENERAL POWERS. The business and affairs of the corporation shall be managed by its board of directors, which may exercise all powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

     Section 3. CHAIRMAN OF THE BOARD. If the board of directors appoints a chairman of the board, he shall, when present, preside at all meetings of the stockholders and the board of directors. He shall perform such duties and possess such powers as are customarily vested in the office of the chairman of the board or as may be vested in him by the board of directors.

     Section 4. PLACE OF MEETINGS. The board of directors may hold meetings, both regular and special, either within or without the State of Delaware.

     Section 5. REGULAR MEETINGS. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board; provided that any director who is absent when such a determination is made shall be given prompt notice of such determination. A regular meeting of the board of directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

     Section 6. SPECIAL MEETINGS. Special meetings of the board may be called by the chief executive officer, secretary, or on the written request of two or more directors, or by one director in the event that there is only one director in office. Two days' notice to each director, either personally or by telegram, cable, telecopy, commercial delivery service, telex or similar means sent to his business or home address, or three days' notice


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by written notice deposited in the mail, shall be given to each director by the secretary or by the officer or one of the directors calling the meeting. A notice or waiver of notice of a meeting of the board of directors need not specify the purposes of the meeting.

     Section 7. ACTION BY CONSENT. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

     Section 8. TELEPHONIC MEETINGS. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors or of any committee thereof may participate in a meeting of the board of directors or of any committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in persons at the meeting.

     Section 9. COMMITTEES. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution designating such committee or the certificate of incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and make such reports to the board of
directors as the board of directors may request.   Except as the board of
directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these by-laws for the conduct of its business by the board of directors.

     Section 10. COMPENSATION. Unless otherwise restricted by the certificate of incorporation or these by-laws, the board of directors shall have the authority to fix from


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time to time the compensation of directors.  The directors may be paid their expense, if any, of attendance at each meeting of the board of directors and the performance of their responsibilities as directors and may be paid a fixed sum for attendance at each meeting of the board of directors and/or a stated salary as director. No such payment shall preclude any director from serving the corporation or its parent or subsidiary corporations in any other capacity and receiving compensation therefor. The board of directors may also allow compensation for members of special or standing committees for service on such committees.


                                   ARTICLE III

                                    OFFICERS

     Section 1. ENUMERATION. The officers of the corporation shall be chose by the board of directors and shall be a president, a secretary and a treasurer and such other officers with such titles, terms of office and duties as the board of directors may from time to time determine, including a chairman of the board, one or more vice-presidents, and one or more assistant secretaries and assistant treasurers. If authorized by resolution of the board of directors, the chief executive officer may be empowered to appoint from time to time assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.

     Section 2. ELECTION. The board of directors at its first meeting after each annual meeting of stockholders shall choose a president, a secretary and a treasurer. Other officers may be appointed by the board of directors at such meeting, at any other meeting, or by written consent.

     Section 3. TENURE. The officers of the corporation shall hold office until their successors are chose and qualify, unless a different term is specified in the vote choosing or appointing him, or until his earlier death, resignation or removal. Any officer elected or appointed by the board of directors or by the chief executive officer may be removed at any time by the affirmative vote of a majority of the board of directors or a committee duly authorized to do so, except that any officer appointed by the chief executive officer may also be removed at any time by the chief executive officer. Any vacancy occurring in any office of the corporation may be filled by the board of directors, at its discretion. any officer may resign by delivering his written resignation to the corporation at its principal place of business or to the chief executive officer or the secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     Section 4. PRESIDENT. The president shall be the chief operating officer of the corporation. He shall also be the chief executive officer unless the board of directors otherwise provides. The president shall, unless the board of directors provides otherwise


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in a specific instance or generally, preside at all meetings of the stockholders and the board of directors, have general and active management of the business of the corporation and see that all orders and resolutions of the board of directors are carried into effect. The president shall execute bonds, mortgages, and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

     Section 5. VICE PRESIDENTS. In the absence of the president or in the event of his inability or refusal to act, the vice president, or if there be more than one vice president, the vice presidents in the order designated by the board of directors or the chief executive officer (or in the absence o f any designation, then in the order determined by their tenure in office) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the board of directors or the chief executive officer may from time to time prescribe.

     Suction 6.     SECRETARY.  The secretary shall have such powers and perform such duties as are incident to the office of secretary. He shall maintain a stock ledger and prepare lists of stockholders and their addresses as required and shall be the custodian of corporate records. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be from time to time prescribed by the board of directors or chief executive officer, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature or such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

     Section 7. ASSISTANT SECRETARIES. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, the chief executive officer or the secretary (or if there be no such determination, then in the order determined by their tenure in office), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors, the chief executive officer or the secretary may from time to time prescribe. In the absence of the secretary or any assistant secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary or acting secretary to keep a record of the meeting.


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     Section 8.     TREASURER.  The treasurer shall perform such duties and
shall have such powers as may be assigned to him by the board of directors or the chief executive officer. In addition, the treasurer shall perform such duties and have such powers as are incident to the office of treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer and the board of directors, when the chief executive officer or board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

     Section 9. ASSISTANT TREASURERS. The assistant treasurer, or if there be more than one, the assistant treasurers in the order determined by the board of directors, the chief executive officer or the treasurer (or if there be no such determination, then in the order determined by their tenure in office), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors, the chief executive officer or the treasurer may from time to time prescribe.

     Section 10. BOND. If required by the board of directors, any officer shall give the corporation a bond in such sum and with such surety or sureties and upon such terms and conditions as shall be satisfactory to the board of directors, including without limitation a bond for the faithful performance of the duties of his office and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control and belong to the corporation.


                                   ARTICLE IV

                                     NOTICES

     Section 1. DELIVERY. Whenever, under the provisions of law, or of the certificate of incorporation or these by-laws, written notice is required to be given to any director or stockholder, such notice may be given by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Unless written notice is required by law, written notice may also be given by telegram, cable, telecopy, commercial delivery service, telex or similar means, addressed to such director of stockholder at his address as it appears on the records of the corporation, in which case such notice shall be deemed to be given when delivered into the control of the persons charged with effecting such transmission, the transmission charge to be paid by the corporation or the person sending


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such notice and not by the addressee.  Oral notice or other in-hand delivery (in person or by telephone) shall be deemed given at the time it is actually given.

     Section 2. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of law or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                    ARTICLE V

                                  CAPITAL STOCK

     Section 1. CERTIFICATES OF STOCK. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors, or the president or a vice president, and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. Certificates may be issued for partly paid shares, and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be specified.

     Section 2. LOST CERTIFICATES. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give reasonable evidence of such loss, theft or destruction, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.

     Section 3. TRANSFER OF STOCK. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and proper evidence of compliance with other conditions to rightful transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.


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     Section 4.     RECORD DATE.  In order that the corporation may determine
the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and which record date shall not be more than sixty days nor less than ten days before the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by
the board of directors.   If no record date is fixed, the record date for
determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, to its principal place of business, or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date is fixed and prior action by the board of directors is required, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

     Section 5. REGISTERED STOCKHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


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

                                   ARTICLE VI

                              CERTAIN TRANSACTIONS

     Section 1. TRANSACTIONS WITH INTERESTED PARTIES. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interests, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction or solely because his or their votes are counted for such purpose, if:

          (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even through the disinterested directors be less than a quorum; or

          (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

          (c) The contract or transaction is fair as to the corporation as of the time it is authorized approved or ratified by the board of directors, a committee thereof, or the stockholders.

     Section 2. QUORUM. Common or interested directors may be counted in determining the present of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.


                                   ARTICLE VII

                               GENERAL PROVISIONS

     Section 1. DIVIDENDS. Dividends upon the capital stock of the corporation, if any, may be declared by the board of directors at any regular or special meeting or by written consent, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.


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

     Section 2. RESERVES. The directors may set apart out of any funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

     Section 3. CHECKS. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

     Section 4. FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

     Section 5. SEAL. The board of directors may, by resolution, adopt a corporate seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the word "Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. The seal may be altered from time to time by the board of directors.


                                  ARTICLE VIII

                                   AMENDMENTS

     These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation, at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors, provided, however, that in the case of a regular or special meeting of stockholders, notice of such alteration, amendment,. repeal or adoption of new by-law be contained in the notice of such meeting.

                                    *   *   *


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